UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HKN, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HKN, INC.

180 State Street, Suite 200

Southlake, Texas 76092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held August 19, 2010

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of HKN, Inc., a Delaware corporation (“HKN”), will be held at the Warwick Denver Hotel, 1776 Grant Street, Denver, CO 80203 on August 19, 2010, beginning at 1:00 p.m. local time, for the following purposes:

(1)	To elect five directors to serve as members of HKN’s Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Hein & Associates, LLP (“Hein”) as our independent registered public accounting firm for 2010; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposals described in the attached Proxy Statement.

The Board of Directors has fixed the close of business on July 1, 2010 as the date of record (“Record Date”) for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

HKN’s 2009 Annual Report on Form 10-K, a Proxy Statement containing information relating to the matters to be acted upon at the Annual Meeting, and a form of Proxy accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 19, 2010:  This proxy statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available at www.hkninc.com.

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  YOUR VOTE IS IMPORTANT.  The giving of a proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

Note to Beneficial Owners.  Effective January 1, 2010, NYSE and SEC rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to uncontested elections of directors if you do not instruct your bank, broker or nominee on how to vote your shares in the manner set forth on your voting instruction card.  Therefore, in particular, it is very important for you to vote your shares for the election of directors.

If you plan to attend the Annual Meeting, please note that this is a stockholders’ meeting and attendance will be limited to stockholders of HKN or their qualified representatives.  Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.  Qualified representatives of a stockholder must have identification as well as a properly executed proxy from the stockholder they are representing.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors

Anna M. Williams
Senior Vice President and Chief Financial Officer
Southlake, Texas

July 20, 2010

HKN, INC.

180 State Street, Suite 200

Southlake, Texas 76092

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
to be held August 19, 2010

SOLICITATION OF PROXIES

The accompanying Proxy is solicited on behalf of the Board of Directors of HKN, Inc., a Delaware corporation (“HKN”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Warwick Denver Hotel, 1776 Grant Street, Denver, CO 80203 on August 19, 2010 beginning at 1:00 p.m. local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice.  This Proxy Statement and the accompanying form of proxy were first mailed to stockholders of record on or about July 20, 2010.

ADVICE TO BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies submitted by shareholders whose names appear on the records of our Company as the registered holders of shares of common stock can be recognized and acted upon at our annual meeting.  If shares of common stock are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the records of our Company and are most likely registered under the names of the shareholder’s broker or an agent of that broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for the Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their shares of common stock with respect to the election of directors are communicated to the appropriate person, as without specific instructions, brokers/nominees are prohibited from voting shares for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless the beneficial shareholders have waived the right to receive meeting materials.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our annual meeting.  The Form of Proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to the registered shareholders by our Company.  However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) (formerly, ADP Investor Communications in the United States and Independent Investor Communications Company in Canada).  Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders and the beneficial shareholders return the proxy forms to Broadridge.  Broadridge then tabulates the results of all instructions received and provides appropriate instructions regarding the voting of shares to be represented at our annual meeting.  A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of common stock directly at our annual meeting — the proxy must be returned to Broadridge well in advance of our annual meeting in order to have the shares of common stock voted.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual meeting and vote his or her shares of common stock.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on July 1, 2010 as the Record Date for determining the holders of common stock, $.0l par value per share, of HKN (“Common Stock”) entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting.  The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting.  On July 1, 2010, HKN had 9,553,921 shares of Common Stock outstanding.

QUORUM AND VOTING

Each share of Common Stock is entitled to one vote.  The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the proposal under consideration) are counted for purposes of determining whether a quorum is present.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on July 1, 2010.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.  A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum.  A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.  Any proxy upon which no instructions have been indicated will be voted FOR election of the director nominees.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

The affirmative vote of the holders of a majority of the shares having voting power, which are present in person or represented by proxy, shall decide Proposal 2.

The affirmative vote of the holders of a majority of the shares having voting power, which are present in person or represented by proxy, shall decide all other questions properly brought before the Annual Meeting.

If any other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this Proxy Statement went to press, we did not know of any matters, other than the proposals disclosed in this proxy, to be presented at the Annual Meeting.

ACTIONS TO BE TAKEN UNDER THE PROXY

HKN knows of no other matters to be presented at the Annual Meeting other than as listed below:

1.

To elect the five nominees named in this Proxy Statement to the Board of Directors of HKN to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Hein as our independent registered accounting firm for 2010.

If, however, other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

RECOMMENDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors.  The Board recommends a vote FOR all of the proposals presented for approval.

PROXY SOLICITATION

The expense of any solicitation of proxies will be borne by HKN.  HKN will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons as of the Record Date, and HKN will reimburse such entities for their reasonable out-of-pocket expenses.  HKN has retained Morrow & Co., LLC (“Morrow”) to act as proxy solicitor in connection with this Annual Meeting.  HKN has agreed to pay Morrow a fixed fee of $5,500 plus expenses for proxy solicitation services and a per call fee of $5.00 for supplemental telephone solicitation calls handled by Morrow.  Additionally, the original solicitation of proxies by mail may be supplemented by telephone, email, fax or personal solicitation by officers or regular employees of HKN.  No additional compensation will be paid to officers and regular employees for such services.

You may revoke your proxy at any time before its exercise.  You may also revoke your proxy by voting in person at the Annual Meeting.  A beneficial shareholder is any owner who, directly or indirectly, has or shares voting or investment power.  If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

As of July 1, 2010, HKN had 9,553,921 shares of Common Stock outstanding.  As of that date, the only persons known by HKN to beneficially own five percent (5%) or more of the outstanding shares of Common Stock were:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Common Stock	UniPureEnergy Acquisition Ltd. Tropic Isle Building P.O. Box 3331 Road Town, Tortola, D8 British Virgin Islands, VG 1110	750,000	(1)	7.85%
Common Stock	Lyford Investments Enterprises Ltd. Tropic Isle Building P.O. Box 3331 Road Town, Tortola, D8 British Virgin Islands, VG 1110	3,184,970	(2)	33.34%

(1)         As reflected on stockholder’s Schedule 13D filed on May 13, 2010.

(2)         As reflected on stockholder’s Schedule 13D filed on May 13, 2010.

Security Ownership of Directors and Management

The following table sets forth information, as of July 1, 2010, regarding the number of shares of Common Stock beneficially owned by directors and executive officers that are named in the 2009 Summary Compensation Table below, and all of HKN’s directors and named executive officers as a group.  Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned by him/her.

Name	Number of Shares Beneficially Owned		Percent of Class
Michael M. Ameen, Jr.	2,600		*
Mikel D. Faulkner	3,000		*
Dr. J. William Petty	3,248		*
Alan G. Quasha	0	(1)	*
H.A. Smith	1,349		*
Anna M. Williams	0		*
Rodger L. Ehrlish	2,116		*
Richard O. Cottle	0		*
Kris Hartmann	0		*
All directors and named executive officers as a group (9 persons)	12,313		*

*	Less than 1%
(1)

Does not include 3,184,970 shares beneficially owned by Lyford Investments Enterprises Ltd. (“Lyford”) and 750,000 shares beneficially owned by UniPureEnergy Acquisition Ltd. (“UEA”). Mr. Quasha is the son of Phyllis Quasha, who is deemed a beneficial owner of Lyford and UEA, but Mr. Quasha disclaims any beneficial ownership of these shares.

CORPORATE GOVERNANCE

Dr. J. William Petty, Michael H. Ameen, Jr. and Hobart A. Smith have been determined by our Board of Directors to meet the requirements for independence under the listing standards of the NYSE Amex (“NYX”) and Securities and Exchange Commission (“SEC”) Rules, and “financially literate or sophisticated” as required by and in compliance with the listing standards of the NYX and the regulations of the SEC.  Our Board of Directors based its conclusions regarding the independence of these directors on (i) the fact that none of such persons is an executive officer or employee of the Company; and (ii) its opinion that none of such persons has a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of such director. Our Board of Directors intends to analyze the independence issue annually to promote arms-length oversight.

As of July 1, 2010, our largest shareholder, Lyford, beneficially owned 33.34% of the combined voting power of our Common Stock.  Lyford is in a position to exercise significant influence over the election of our Board of Directors and other matters.

During 2009, our Board of Directors (the “Board”) held three regularly scheduled meetings and acted through unanimous written consent on two separate occasions.  During 2009, each member of our Board attended at least 88% of the total number of meetings of the Board and the Board Committee on which he served.  Our independent directors meet in executive session at such times as they deem necessary, including on the dates of regularly scheduled meetings of the entire Board of Directors and meetings of the three standing committees of the Board of Directors, as determined by the independent directors.  Our independent directors met in executive sessions eight times during the fiscal year ended December 31, 2009.

Our Chairman and CEO positions have been separate since 2003, although we do not have a specific policy to separate these positions.  However, we believe that this separation of roles ensures a greater role for the non-employee directors in the oversight of the Company and in setting agendas and establishing priorities and procedures for the work of the Board than if these two positions were combined.

Our Board’s policy is to encourage all of our directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of our Board of Directors.  Four of our five directors attended our 2009 Annual Meeting on June 12, 2009.

The Board is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks.  The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Our Board of Directors has standing Audit, Compensation and Nominating Committees, which we describe below.

Nominating Committee.  The Nominating Committee of our Board is comprised of Mr. Smith, who chairs the Nominating Committee, and Messrs. Ameen and Petty.  Each of the members of the Nominating Committee is “independent”, as independence is defined in the listing standards of the NYX.  The Nominating Committee adopted a written charter on October 15, 2004, which is available on our website at www.hkninc.com.  During 2009, the Nominating Committee held no official meetings and acted by unanimous written consent one time.  On February 16, 2010 the Nominating Committee held a meeting and determined its recommendations for director nominees for election at the 2010 Annual Meeting.

The Nominating Committee considers nominations for our Board, develops and reviews background information for candidates, and makes recommendations to our Board of Directors with respect to candidates for election as directors.  The Nominating Committee identifies nominees for director through recommendations from directors, officers and stockholders.  When evaluating nominees for director, the Nominating Committee considers several factors, including without limitation, the nominee’s ability to devote adequate time to the duties and responsibilities of our Board, the nominee’s independence under the requirements of the NYX and the rules and regulations of the SEC, and the nominee’s education and professional experience.  The Nominating Committee believes that the Board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders.  All of the nominees for director at the 2010 Annual Meeting are directors standing for re-election with one also serving as an executive officer of the Company.

Audit Committee.  The Audit Committee of our Board (the “Audit Committee”) is composed entirely of independent directors who meet the independence, experience and other qualification requirements of the NYX, the Securities and Exchange Act of 1934 and the rules and regulations of the SEC.  The Chairman of the Audit Committee, Dr. J. William Petty, has been determined by our Board of Directors to be an “audit committee financial expert” as defined by the NYX rules and the SEC rules and regulations, and “financially sophisticated” as required by the NYX listing standards.

Our Audit Committee’s responsibilities are specified in the Audit Committee Charter (the “Charter”) which is available on our website at www.hkninc.com.  As set forth in the Charter, the Audit Committee’s responsibilities include appointing, compensating, retaining and overseeing the work of the independent auditors for the Company (the “Auditors”), for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company.  Our management retains the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.  Our Audit Committee has implemented procedures to ensure that during the course of each fiscal year they devote the attention that they deem necessary or appropriate to each of the matters assigned to the Audit Committee under its Charter.

The Audit Committee is responsible for oversight of the Company’s risks related to accounting matters, financial reporting, and legal and regulatory compliance.  To satisfy these overall responsibilities, the Committee separately meets regularly with the Company’s management and our independent auditors.  The Audit Committee also reviews the Company’s financial statements and proposed audit adjustments.

In the discharge of its responsibilities and consistent with standing practices, the Audit Committee held four meetings during 2009.  The Audit Committee also held a number of conference calls, informal meetings and communications among the various committee members, the Company’s Auditors and/or members of Company management throughout 2009.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Auditors the Company’s audited financial statements as of and for the year ended December 31, 2009.  The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee oversees the Company’s reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee has discussed with the Auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (AICPA Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have received and reviewed the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with the Auditors the Auditors’ independence.  The Audit Committee has concluded that the Auditors are independent from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

By:	J. William Petty, Chair
Michael M. Ameen, Jr.
H. A. Smith

Compensation Committee.  The Compensation Committee of our Board (“Compensation Committee”) is made up entirely of independent directors, as independence is defined in the listing standards of the NYX.  Committee members are Michael M. Ameen, Jr., who chairs the committee, and Messrs. Smith and Petty.  Our Compensation Committee does not operate under a written charter.  Our Compensation Committee is responsible for establishing base salaries, bonuses, and other compensation for our executive officers, including the CEO, and directors.  Our Compensation Committee has no authority to delegate its authority; however, the members may retain the services of a compensation consultant and may consider recommendations of the CEO and Chairman of our Board during the process of establishing compensation for other executive officers.  The Compensation Committee held no regular meetings during 2009, acted by unanimous written consent once, and also held several conference calls, informal meetings and communications throughout 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our management and, based on such review and discussion, has recommended the CD&A be included in our Proxy Statement for the 2010 Annual Meeting of Stockholders.

By:	Michael M. Ameen, Jr., Chair
H. A. Smith
J. William Petty

COMMUNICATING WITH THE BOARD

The Board encourages stockholders to communicate with the Board by writing to:

Board of Directors

c/o The Chairman

HKN, Inc.

180 State Street, Suite 200

Southlake, Texas 76092

The Board has authorized our management to review and organize communications from our stockholders and/or interested parties and deliver them to the Board.  We forward communications to all directors if they relate to substantive matters.  In general, we are more likely to forward communications relating to corporate governance or long-term strategy than communications relating to personal grievances and less significant matters.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

J. William Petty	$75,000	0	0	0	0	0	$75,000

Michael M. Ameen, Jr.	$75,000	0	0	0	0	0	$75,000

Hobart A. Smith	$75,000	0	0	0	0	0	$75,000

Alan G. Quasha	0	0	0	0	0	0	0

Mikel D. Faulkner (See 2009 Summary Compensation Table)

Board members are paid an annual fixed per director fee of $75,000, with no per meeting fee and no additional fee for a committee chairman.

Director performance is a key influence factor in organizational performance. Just as alignment of HKN’s strategic objectives for management compensation are critical, so too is directors’ compensation.  To this end, directors’ compensation is assessed annually to monitor and adjust it, as appropriate, in order to ensure alignment with HKN’s strategic objectives.

The analysis and review of directors’ compensation is the responsibility of our Compensation Committee and our Board of Directors.  In undertaking this responsibility, our Compensation Committee may review compensation surveys of the oil and gas industry, and may also engage consultants who provide supplemental data considered in establishing the directors’ compensation.  The Compensation Committee also takes into consideration HKN’s financial results for the previous fiscal year, as compared with internal objectives and targets, the business climate during the year and the oil and gas industry in general.  After our Compensation Committee has reviewed the data, it formulates a recommendation for review by our Board of Directors.

RELATED PARTY TRANSACTIONS

During 2009 to the time this Proxy Statement went to print, there was one related party transaction.  There are currently no proposed transactions with related parties.

During June 2009, we entered into an Agreement under which we issued an aggregate of 1 million restricted shares of our common stock in exchange for 1,950 units (constituting 19.5% of the outstanding equity interests) of BriteWater International, LLC (“BWI”), formerly known as UniPureEnergy Acquisition Co., LLC. Under this Agreement, we also issued a put option and received a call option to exchange an additional 725,000 shares of HKN common stock for 3,050 units (or approximately 30.5% of the total units) of BWI.  These options are only exercisable upon the satisfaction of certain conditions prior to June 30, 2012.

At this time we also entered into a Loan Agreement with BWI under which we may make secured loans to BWI up to a maximum amount of $2.5 million.  These loans are secured by all assets of BWI and are due and payable on or before June 30, 2012.  As of July 1, 2010, we have made approximately $1.4 million in aggregate secured loans to BWI, bearing interest at 8% per annum.  Two of BWI’s principal existing unitholders, Quadrant Management, Inc., (“Quadrant”) and UniPureEnergy Acquisition, Ltd. (“UEA”) are affiliates of the Quasha family.  Alan G. Quasha is the Chairman of the Board of Directors of HKN.

The Audit Committee Charter authorizes our Audit Committee to review and approve all related party transactions in the absence of a separate committee being established by our Board for that purpose.  The Audit Committee and a Special Committee composed of Messrs. Ameen, Smith and Petty both reviewed and approved this transaction prior to our investment in and loan to BWI.  Other than as addressed in the Audit Committee Charter, we do not employ specific written procedures for the review, approval or ratification of related party transactions involving our directors, officers and employees or their family members, but we consider such transactions on a case-by-case basis.

EXECUTIVE OFFICERS OF HKN

The officers of HKN are elected annually by the Board on the date of each Annual Meeting of Stockholders, or as soon thereafter as practicable.  Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, or his or her death, resignation or removal from office.  Any officer elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of HKN will be served thereby.

The executive officers of HKN, their ages and positions held with HKN and their business experience for the past five years are:

Name	Age	Position Held with HKN

Mikel D. Faulkner	60	Chief Executive Officer and President
Anna M. Williams	39	Senior Vice President and Chief Financial Officer
Rodger L. Ehrlish	58	Treasurer
Richard O. Cottle	54	Vice President—Operations
Kris Hartmann	47	Vice President—Exploration

Mikel D. Faulkner has served in his current capacity as a Director and Chief Executive Officer of HKN since 1982, and has served as President of HKN since March 2003.  Mr. Faulkner previously served as Chairman of the Board of HKN from February 1991 until March 2003.  From April 2002 to the present, Mr. Faulkner has served as Chairman of Global Energy Development plc (“Global”), in which HKN owns a 33.67% interest.  From August 2007 until his resignation in July 2008, Mr. Faulkner served on the Board of Directors and as a member of the Compensation Committee of Spitfire Energy, Ltd., a Canadian public company.

Anna M. Williams has served as Senior Vice President and Chief Financial Officer of HKN since January 2008.  From March 2003 to January 2008 she served as Vice President—Finance and Chief Financial Officer of HKN.  From June 2001 to March 2003, Ms. Williams served as Executive Vice President—Finance and Chief Financial Officer.  From August 2007 to July 2008, Ms. Williams served on the Board of Directors of Spitfire Energy, Ltd., a Canadian public company.

Rodger L. Ehrlish has served as Treasurer of HKN since June 2003.  Mr. Ehrlish previously served as Finance Director of Global from 2001 to 2003 and was Treasurer of HKN prior to 2001.

Richard O. Cottle has served as Vice President—Operations of HKN’s domestic subsidiaries since 2002.  In January 2008, Mr. Cottle was named as Vice President—Operations of HKN by HKN’s Board of Directors.

Kris Hartmann has served as a geologist for HKN’s domestic subsidiaries since 2002.  In January 2008, Mr. Hartmann was named as Vice President—Exploration of HKN by HKN’s Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The principal objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner.  To meet this objective, we use a combination of base salary and performance based cash bonuses.  Our compensation program is designed to reward each Executive based on his/her level of responsibility, his/her individual performance and to align executive performance with the enhancement of shareholder value.

Our executive compensation guidelines are developed and monitored by our Compensation Committee.  The Compensation Committee bears principal responsibility for determining appropriate compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, (referred to as “named executive officers” or “NEO’s” in this Proxy Statement).  In fulfilling its role, our Compensation

Committee is responsible for establishing guidelines to be used to measure our overall performance and that of each NEO and the corresponding adjustments to each NEO’s compensation levels.  From time to time, our Compensation Committee will meet with our Chief Executive Officer to discuss executive compensation matters with regard to the other NEO’s in general.  The Compensation Committee also meets without our Chief Executive Officer present and evaluates his performance compared with previously established financial and non-financial goals and guidelines.

Our compensation program elements allow us to meet our objectives by linking individual performance and company performance in determining a compensation package for each NEO that both rewards and motivates.

Overall Program Objectives

The principal objective of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we clearly communicate what is expected of executives with respect to performance goals.  Compensation is designed to align actual compensation with performance results, delivering more compensation to executives when we achieve performance objectives and increased value to shareholders, with an inverse relationship occurring when we achieve lower performance results.  Our Compensation Committee deliberates among its members to ensure guidelines and maximum performance goals are aggressive enough to warrant cash bonuses and adjustments to salary levels.

Achievement of our objectives is sought by providing the following primary executive compensation elements:

•                  A base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•                  A performance-based annual cash bonus that provides each NEO an opportunity to earn cash awards based upon the achievement of goals, performance targets and other guidelines during the course of a fiscal year;

•                  Benefit programs provided to all employees during 2009, including health care benefits, dental, life, vision and 401K programs.

We strive to provide a compensation opportunity for each NEO that is competitive with similar companies in the oil and gas industry. In doing so, we consider competitive market compensation data, including the compensation practices of peers, as well as broader industry compensation survey data.

Our Compensation Committee also reviews each NEO’s skills, scope of responsibilities, performance and effectiveness in supporting our overall goals.

Our Compensation Committee is also tasked with evaluating the impact of compensation policies and practices for all employees on the Company’s overall risk management.  The Committee does not believe that its compensation policies and practices are reasonably likely to produce risks that would have a material adverse effect on the registrant.  In reaching its conclusion, the Committee noted particularly that none of its business units have compensation which is structured significantly differently than other units within the Company and none of its business units have compensation expense as a significant portion of such unit’s revenues.

Executive Compensation Elements

Base Salary

Purpose: The purpose of base salary is to reflect each executive’s job responsibilities, individual performance and competitive compensation levels.

Considerations: Our Compensation Committee reviews and determines, on an annual basis, the base salaries of each NEO.  Individual base salary levels are based upon years of experience and individual performance.  This amount is not generally at risk and may be adjusted annually based on merit and external market conditions.

Annual Incentive Bonus

Purpose: The purpose of the annual cash incentive bonus is to align executive performance with annual strategic goals while enhancing shareholder value. To accomplish this objective we provide incentives in the form of an annual cash bonus upon the attainment of certain performance goals set out at the beginning of each year under general guidelines developed by our Compensation Committee.

Considerations: At the beginning of each year, our Compensation Committee establishes certain guidelines that can include financial and other performance targets. Cash bonus awards are considered annually through a discussion and determination of our Compensation Committee and our Board of Directors on key measures that drive performance.  Our Board of Directors and management consider current performance, including strengths and performance gaps, to determine what areas need to be incented to achieve the strategic objectives for the year.

Equity and Long Term Compensation

We do not currently have in place any stock option or equity-based compensation plans.  In 2004, after our Board authorized us, we terminated all of our employee stock option plans; as of December 31, 2004, all of our previously issued and/or outstanding stock options had expired or been voluntarily cancelled.  Since that time, our Compensation Committee has determined not to use equity awards both in response to increasing criticism of such awards and because of the complications of financial accounting for such awards.

We do not currently have any long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans.

Additional Benefits

Each NEO is entitled to participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., the 401(k) plan, health insurance and other employee benefits).  Such participation in these benefit plans exists on the same terms for all of our employees.

In addition, our Compensation Committee has determined to furnish Mikel Faulkner, our President and CEO, with a company car.  The responsibilities of Mr. Faulkner’s position require frequent business travel within the State of Texas and the use of this company car is primarily for such business travel.  The use of this company car is a cost saving measure to us, saving on airline travel, car rental and other transportation costs, while allowing Mr. Faulkner flexibility in the performance of the duties of his position.

Total Compensation

Each element of compensation is independently set for each NEO.  As a result, the allocation of each compensation component can vary by NEO.

Year-end 2009 Cash Bonus Awards and 2010 Compensation

In setting year-end 2009 cash bonuses and 2010 compensation levels, our Compensation Committee used internally developed guidelines, targeting certain performance goals.  The Committee also assessed the competitiveness of each NEO’s base salary.

2010 Compensation

Our Compensation Committee concluded that the base salary levels for each NEO should not be raised for 2010 due to the decreases in revenues and oil and gas commodity pricing during 2009.  The table below shows the 2010 base salary for each NEO:

Officer	2010 Salary

Mikel D. Faulkner	$365,000
Anna M. Williams	$205,000
Richard O. Cottle	$190,000
Rodger A. Ehrlish	$170,000
Kris Hartmann	$145,000

Year-end 2009 Cash Bonus Awards

The bonus determinations for the NEOs are based upon performance against financial performance targets and against functional performance measures.  The financial performance for 2009 was negatively impacted by economic conditions beyond the control of HKN or its executive officers.  Our Compensation Committee determined not to award year-end 2009 cash bonuses to our NEOs based on our financial performance for 2009.  Our Compensation Committee determined to further review the cash bonus awards and 2010 compensation of the NEOs in 2010.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

EXECUTIVE COMPENSATION

The 2009 Summary Compensation Table below sets forth certain information regarding NEO compensation during fiscal years 2009, 2008 and 2007.  Tables for plan-based and equity awards and deferred compensation payments are not presented because HKN does not provide for such forms of compensation.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option awards (2)	Non-Equity Incentive Plan Compensation (2)	Change to Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation		Total
Mikel D. Faulkner	2009	$365,000	$1,500	0	0	0	0	$50,365	(3)	$416,865
President & CEO	2008	$365,000	$1,000	0	0	0	0	$43,576	(3)	$409,576
	2007	$350,000	$126,000	0	0	0	0	$26,075	(3)	$502,075
Anna M. Williams	2009	$205,000	$1,500	0	0	0	0	$99,939	(4)	$306,439
Senior Vice President & CFO	2008	$205,000	$2,000	0	0	0	0	$51,304	(4)	$258,304
	2007	$195,000	$76,000	0	0	0	0	$16,422	(4)	$287,422
Richard O. Cottle	2009	$190,000	$1,500	0	0	0	0	$110,094	(5)	$301,594
Vice President—Operations	2008	$190,000	$2,000	0	0	0	0	$58,009	(5)	$250,009
	2007	$167,800	$53,000	0	0	0	0	$10,152	(5)	$230,952
Rodger Ehrlish	2009	$170,000	$1,500	0	0	0	0	$78,354	(6)	$249,854
Treasurer	2008	$170,000	$2,000	0	0	0	0	$53,243	(6)	$225,243
	2007	$160,000	$58,500	0	0	0	0	$21,182	(6)	$239,682
Kris Hartmann	2009	$145,000	$1,500	0	0	0	0	$68,302	(7)	$214,802
Vice President—Exploration	2008	$145,000	$1,000	0	0	0	0	$40,658	(7)	$186,658

(1) The bonus amounts earned and paid in 2009 consist of a $1,500 Christmas bonus paid to each officer.

The bonus amounts earned and paid in 2008 include:  for Mikel Faulkner a $1,000 Christmas bonus award; for Anna Williams a $1,000 Christmas bonus award and a $1,000 special bonus award for her participation in a cost-saving project; for Rodger Ehrlish a $1,000 Christmas Bonus and a $1,000 special bonus award for his participation in a cost-saving project; for Richard Cottle a $1,000 Christmas bonus and a $1,000 special bonus award for his participation in a cost-saving project; and for Kris Hartmann a $1,000 Christmas bonus.

The bonus amounts earned in 2007 include:  for Mikel Faulkner, a $125,000 bonus award for fiscal year 2007 (paid in 2008) and a $1,000 Christmas bonus for 2007; for Anna Williams a $75,000 bonus award for 2007 (paid in 2008) and a $1,000 Christmas bonus for 2007; for Rodger Ehrlish a $50,000 bonus award for 2007 (paid in 2008), a $1,000 Christmas bonus for 2007 and a $7,500 bonus award for 2007 (paid in 2007); and, for Richard Cottle a $32,000 bonus award for fiscal year 2007 (paid in 2008), a $20,000 relocation bonus and a $1,000 Christmas bonus for 2007.

(2) HKN does not currently have in place any stock-option, equity-based, long-term incentive, pension, nonqualified defined contribution, or other nonqualified deferred compensation plans.  In 2004, after Board authorization, HKN’s employee stock option plans were terminated; as of December 31, 2004, all of HKN’s previously issued and/or outstanding stock options had expired or been voluntarily cancelled.

(3)  All other compensation for 2009 for Mikel D. Faulkner included the values of personal use of a company car, value of life insurance premiums paid by HKN, value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2008 but paid in 2009.

All other compensation for 2008 for Mikel D. Faulkner included the values of personal use of a company car, value of life insurance premiums paid by HKN, value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008.

All other compensation for 2007 for Mikel D. Faulkner included the value of personal use of company car, value of life insurance premiums paid by HKN, and value of HKN’s employer contributions to employee’s 401(k).

(4)  All other compensation for 2009 for Anna M. Williams includes the value of HKN’s employer contributions to employee’s 401(k), payments under her former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008.

All other compensation for 2008 for Anna M. Williams includes the value of life insurance premiums paid by HKN, the value of HKN’s employer contributions to employee’s 401(k), payments under her former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008.

All other compensation for 2007 for Anna M. Williams includes the value of life insurance premiums paid by HKN and value of HKN’s employer contributions to employee’s 401(k).

(5)  All other compensation for 2009 for Richard Cottle includes the value of HKN’s employer contributions to employee’s 401(k), payments under his former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2008 but paid in 2009.

All other compensation for 2008 for Richard Cottle includes the value of life insurance premiums paid by HKN, payments under his former Executive Retention Agreement, the value of HKN’s employer contributions to employee’s 401(k), a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008.

All other compensation for 2007 for Richard Cottle includes the value of life insurance premiums paid by HKN, and the value of HKN’s employer contributions to employee’s 401(k).

(6)  All other compensation for 2009 for Rodger Ehrlish includes the value of HKN’s employer contributions to employee’s 401(k), payments under his former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2008 but paid in 2009.

All other compensation for 2008 for Rodger Ehrlish includes the value of life insurance premiums paid by HKN, the value of HKN’s employer contributions to employee’s 401(k), payments under his former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008

All other compensation for 2007 for Rodger Ehrlish includes the value of life insurance premiums paid by HKN and value of HKN’s employer contributions to employee’s 401(k).

(7)  All other compensation for 2009 for Kris Hartmann includes the value of HKN’s employer contributions to employee’s 401(k), payments under his former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2008 but paid in 2009.

All other compensation for 2008 for Kris Hartmann includes the value of life insurance premiums paid by HKN, the value of HKN’s employer contributions to employee’s 401(k), payments under his former Executive Retention Agreement, a fees and subscriptions allowance, and payment for unused Personal Time Off earned in 2007 but paid in 2008.

CHANGE-IN-CONTROL ARRANGEMENTS

Effective July 1, 2008, HKN’s compensation committee authorized retention agreements with each of Anna M. Williams, Senior Vice President and Chief Financial Officer, Richard O. Cottle, Vice President-Operations, Rodger Ehrlish, Treasurer and Kris Hartmann, Vice President-Exploration.  The retention agreements provided for quarterly retention payments through December 31, 2009 and for the payment of additional severance compensation in the event of their involuntary termination of employment with HKN during the term of the Agreement.  The term of the retention agreements expired on December 31, 2009 and was not extended.

Name	Amount of Quarterly Retention Payments	Quarterly Retention Payments Paid During 2009	Payment Due Upon Involuntary Termination
Anna M. Williams	$20,000	$80,000	$150,000
Richard O. Cottle	$20,000	$80,000	$150,000
Kris Hartmann	$10,000	$40,000	$75,000
Rodger L. Ehrlish	$10,000	$40,000	$75,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, Dr. J. William Petty and Messrs. Ameen and Smith were members of HKN’s Compensation Committee and participated in all deliberations concerning executive compensation.  No executive officer of HKN served as a member of the Compensation Committee during 2009.  None of the named Executive Officers serves or has served as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving on HKN’s Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires HKN’s directors and executive officers, and any persons who own more than ten percent of a registered class of HKN’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of HKN.  Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish HKN with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms and written representations from certain reporting persons, HKN believes that all filing requirements applicable to its directors and executive officers have been complied with during 2009.

PROPOSAL ONE

TO ELECT FIVE DIRECTORS TO SERVE AS HKN’S BOARD OF DIRECTORS

HKN’s Board of Directors is composed of five directors.  Directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified.  At the Annual Meeting, the five nominees named below are to be elected to serve until the 2010 Annual Meeting or until their successors have been elected and have been qualified.  Each nominee is now a HKN director.

In evaluating its nominees for director, the Board expects that each of its members will:

•                  exhibit high standards of integrity, commitment, and independence of thought and judgment;

•                  use his or her skills and experiences to provide independent oversight to the business of the Company;

•                  participate in a constructive and collegial manner;

•                  be willing to devote sufficient time to carrying out their duties and responsibilities;

•                  devote the time and effort necessary to learn the business of the Company and the Board; and

•                  represent the long-term interests of all shareholders.

The Board of Directors has also determined that the Board as a whole must have the right diversity, mix of characteristics, and skills for the optimal functioning of the Board in its oversight of the Company.  In addition to the targeted skill areas, the Board believes that each of its nominees should have demonstrated achievement in one or more of the following areas:

•                  Strategy — knowledge of the Company’s business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;

•                  Leadership — the ability to assist the CEO and the executive officers in their development;

•                  Organizational Issues — understanding of strategy implementation, change management processes, group effectiveness, and organizational design;

•                  Relationships — understanding how to interact with governments, investors, financial analysts, and communities in which the Company operates; and

•                  Ethics — the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

The Company has not developed a specific policy regarding diversity.  However, as part of its periodic self-assessment process, the Board determines the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short and long-term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS.

Vote Required for Election of Directors

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.  Lyford and UEA, which as of July 1, 2010 owned 33.34% and 7.85%, respectively, of the shares entitled to vote at the Annual Meeting, have advised HKN that they intend to vote all of their shares for the five nominees named below.

Nominees for Directors

Information about the nominees for election as directors appears below:

Name, Age and Business Experience	Director Since

Michael M. Ameen, Jr. (Age 86), Independent Consultant on Middle East Affairs since 1991. From 1989 to 1999, Mr. Ameen served as a part time consultant to HKN with regard to Middle Eastern exploration projects. Mr. Ameen has previously served as director of American Near East Refugee Aid; past director of Amideast; past director of Middle East Institute; past director of International College in Beirut, Lebanon; past vice president of government relations and director of Washington office of Aramco; past president of Mobil Middle East Development Corporation; and Member, Energy Intelligence Group International Advisory Board.

1994

Mikel D. Faulkner (Age 60), Chief Executive Officer of HKN since 1982 and President of HKN since March 2003. From 1991 to March 2003, Mr. Faulkner served as Chairman of the Board of HKN and, from 1982 to February 1993, Mr. Faulkner served as President of HKN. Mr. Faulkner currently serves as Chairman of the Board of Directors of Global Energy Development plc, a position he has held since April 2002; HKN holds a 33.67% interest in Global Energy Development plc. From August 2007 to July 2008, Mr. Faulkner has served on the board of directors and as a member of the compensation committee of Spitfire Energy, Ltd., a Canadian public company.

1982

Dr. J. William Petty (Age 67), Professor of Finance and the W.W. Caruth Chairholder of Entrepreneurship at Baylor University since 1990. From December 1979 to 1990, Dr. Petty served as dean of the Business School at Abilene Christian University. Dr. Petty also serves as the Executive Director of the Baylor Angel Network. The Angel Network consists of high net worth alumni and friends of Baylor University who actively invest in early-stage high potential companies.	2000

Name, Age and Business Experience	Director Since

Alan G. Quasha (Age 60), President of Quadrant Management, Inc., an investment management company, since 1988. Mr. Quasha has served as Chairman of the Board of HKN since March 2003 and previously served as Chairman of the Board of HKN from June 1983 to February 1991. Mr. Quasha has served as a director of Compagnie Financiére Richemont SA, a Swiss luxury goods company, since its formation in 1988, and American Express Funds, the mutual fund arm of American Express Company, from May 2002 to April 2004. From April 1994 to April 1997 Mr. Quasha served as a governor of the American Stock Exchange.

2003

H.A. Smith (Age 73), Consultant to Smith International Inc., an oil field service company, since June 1991. Previously, Mr. Smith served as Vice President-Customer Relations for Smith International, Inc. Mr. Smith has served as a director of Brigham Exploration Company, an independent oil and gas exploration and production company, since 2002 and is currently a member of the Brigham Exploration Company Audit Committee. Mr. Smith also serves as a director of Stallion Oilfield Services, Ltd and is currently a member of their Compensation Committee.	1997

Each of the nominees named above was recommended to the Board by the Nominating Committee for election by the stockholders. Although all nominees named above have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm.

As the Audit Committee has the responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of Hein is not necessary.  However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future.  Even if the shareholders ratify the appointment of Hein, the Audit Committee may in its sole discretion terminate the engagement of Hein and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Hein & Associates LLP served as HKN’s independent registered public accounting firm for the years ended December 31, 2009 and 2008, and has been selected as the independent registered public accounting firm for 2010.

The following table sets forth information concerning the fees billed by HKN’s independent registered public accountants during the last two fiscal years.

	2009	2008
	Hein	Hein
Audit Fees	$211,080	$275,843
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees include fees billed for the audit of the consolidated financial statements and quarterly reviews of unaudited financial statements.  The Audit Fees billed by Hein for 2009 and 2008 also include fees for the internal control audit included in the Form 10-K for the years ended December 31, 2009 and 2008.

The Audit Committee, or a designated member thereof, pre-approves audit and non-audit services rendered by its independent registered public accounting firm to HKN and its subsidiaries. If pre-approval authority is delegated, the delegate must report back to the Audit Committee at the first Audit Committee meeting following any approval.  For fiscal 2009, 100% of all audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by HKN’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  All persons involved in the services performed by Hein during 2009 were permanent, full-time employees of Hein.

Representatives of Hein are not expected to be present at the Annual Meeting, and are not expected to make a statement or be available to respond to questions.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals

HKN’s bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain ownership, advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Corporate Secretary of HKN at 180 State Street, Suite 200, Southlake, Texas 76092 setting forth certain information, including the following:

•                                          a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•                                          the name and address of the proposing stockholder;

•                                          the number of shares of Common Stock beneficially owned by the proposing stockholder;

•                                          the length of time such shares of Common Stock have been beneficially owned by the proposing stockholder; and

•                                          any material interest of the proposing stockholder in such business.

The notice must be delivered to the Corporate Secretary (a) at least 60, but not more than 90, days before any scheduled meeting or (b) if less than 70 days’ notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.  Any such recommendation received by the Secretary of HKN will be presented to the Nominating Committee for consideration, based upon the criteria and process described in “Corporate Governance” and “Nominating Committee”.

Board Nominations

A stockholder may recommend a nominee to become a director of HKN by giving the Secretary of HKN (at the address set forth above) a written notice setting forth the following information concerning each person the stockholder proposes to nominate (a “Proposed Nominee”):

•                                          The name, age, business address and residence of the Proposed Nominee;

•                                          The principal occupation or employment of the Proposed Nominee;

•                                          The number of shares of Common Stock beneficially owned by the Proposed Nominee; and

•                                          Any other information relating to the Proposed Nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The stockholder’s notice must also contain the following information concerning the proposing stockholder:

•                                          The name and record address of the proposing stockholder;

•                                          The number of shares of Common Stock beneficially owned by the proposing stockholder; and

•                                          The length of time such shares of Common Stock have been beneficially owned by the proposing stockholder

Such nominations must be made pursuant to the same advance notice requirements, including deadlines for receipt, for stockholder proposals set forth above.  In addition, any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

General Information

HKN’s annual meetings are held each year at a time and place designated by HKN’s Board of Directors in the notice of the meeting.  Copies of HKN’s bylaws are available upon written request made to the Secretary of HKN at the above address.  The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in HKN’s proxy materials for a meeting of stockholders.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and HKN’s bylaws.

STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY MATERIALS FOR

2011 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in HKN’s proxy statement and form of proxy for a particular annual meeting.  Stockholders that intend to present a proposal at HKN’s 2011 Annual Meeting of Stockholders must send the proposal to HKN so that it is received at HKN’s principal executive offices no later than December 31, 2010 to be considered for inclusion in the proxy statement and form of proxy related to the 2011 Annual Meeting of Stockholders.  If HKN chooses to accelerate the date of its 2011 Annual Meeting, the deadline for receipt of stockholder proposals to be considered for inclusion in HKN’s proxy materials will change and HKN will notify stockholders of the changed deadline in a Quarterly Report on Form 10-Q, Current Report on Form 8-K or press release.  Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to HKN by the deadline set forth under “Annual Meeting Advance Notice Requirements — Stockholder Proposals” above.  Any and all such proposals and notices should be sent to the attention of the Secretary of HKN.  Any and all such proposals must comply with applicable SEC regulations in order to be included in HKN’s proxy materials or to be presented at the Annual Meeting.

OTHER INFORMATION

HKN will provide to each person solicited, without charge except for exhibits, upon request in writing, additional copies of HKN’s Annual Report on Form 10-K for the year ended December 31, 2009.  Requests should be directed to the Secretary of HKN, Inc., 180 State Street, Suite 200, Southlake, Texas 76092, (817) 424-2424.  HKN’s Annual Report on Form 10-K is also on file with the SEC, Washington, D.C. 20549.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for HKN.  Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify HKN that they wish to continue receiving multiple copies.  HKN has undertaken householding to reduce its printing costs and postage fees.  If shareholders wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, a shareholder may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying HKN in writing at 180 State Street, Suite 200, Southlake, TX 76092 or by contacting HKN at 817-424-2424. Shareholders also may request additional copies of the proxy materials by notifying HKN in writing at the above-referenced address or contacting HKN at the above-referenced telephone number, and HKN will undertake to deliver such additional copies promptly.

By Order of the Board of Directors

Anna M. Williams
Senior Vice President and Chief Financial Officer

Southlake, Texas

July 20, 2010

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000071836_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Michael M. Ameen, Jr. 02 Mikel D. Faulkner 03 Dr. J. William Petty 04 Alan G. Quasha 05 H. A. Smith HKN, INC. 180 STATE STREET, SUITE 200 SOUTHLAKE TEXAS 76092 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of Hein & Associates, LLP as HKN’s independent registered public accounting firm for 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000071836_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . HKN, INC. Annual Meeting of Stockholders August 19, 2010 1:00PM This proxy is solicited by the Board of Directors The stockholder named on the reverse side ("Stockholder") hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of HKN, Inc. ("HKN") to be held August 19, 2010, and (2) constitutes and appoints Anna Williams as attorney and proxy of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth on the reverse side, with respect to all of the shares of Common Stock of HKN standing in the name of the Stockholder, or with respect to which the Stockholder is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxy may vote upon such other matters as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR THE PROPOSAL. The shares cannot be voted unless you sign and return this card. Continued and to be signed on reverse side